EXHIBIT 99.2: INSTRUCTIONS FOR USE OF TRICOM, S.A. SUBSCRIPTION CERTIFICATES.

                                  TRICOM, S.A.

                             INSTRUCTIONS FOR USE OF
                            SUBSCRIPTION CERTIFICATES



         The following instructions relate to a rights offering (the "Rights Offering") by Tricom, S.A., a Dominican Republic corporation ("TRICOM"), to the holders of its American Depositary Shares, each representing one share of Class A Common Stock, par value RD$10 per share ("ADS"), as described in TRICOM's
prospectus dated [               ], 2001 (the "Prospectus"). Holders of record
of ADSs at the close of business on [________________], 2001 (the "Record Date") will receive [ ] non-transferable subscription rights (the
"Subscription Rights") for each ADS held by them as of the close of business on the Record Date. An aggregate of [ ]Subscription Rights exercisable for an aggregate of [ ] ADSs of TRICOM are being distributed in connection with the Rights Offering. Each Subscription Right is exercisable, upon payment of $[ ] in cash (the "Subscription Price"), to purchase one ADS (the "Basic Subscription Privilege") to The Bank of New York (the "Subscription Agent").
In addition, subject to the allocation described below, each Subscription
Right also carries the right to subscribe at the Subscription Price for additional ADSs limited to a percentage of the unsubscribed ADSs of your pro rata ownership of our ADSs of Class B stock (the "Oversubscription
Privilege"), (subject to proration). See "The Rights Offering" in the
Prospectus.

         No fractional Subscription Rights will be issued. The number of Subscription Rights to be issued to each shareholder will be rounded down to the nearest full Subscription Right.


         To exercise your Subscription Rights, a properly completed and executed Subscription Certificate and payment in full must be delivered to the Subscription Agent, prior to 5:00 p.m. (New York City time) on
[               ], 2001 (the "Expiration Date").


         For a more complete description of the Rights Offering, please refer to
the prospectus or contact [               ], the information agent for this
offering at [               ].


         The number of ADSs to which you are entitled to purchase is printed on the face of your Subscription Certificate. You should indicate your wishes with regard to the exercise of your Subscription Rights by completing the appropriate section on the back of your Subscription Certificate and returning the Subscription Certificate to the Subscription Agent in the envelope provided.


YOUR SUBSCRIPTION CERTIFICATE MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, OR GUARANTEED DELIVERY REQUIREMENTS WITH RESPECT TO YOUR SUBSCRIPTION CERTIFICATES MUST BE COMPLIED WITH, ON OR BEFORE THE EXPIRATION DATE. PAYMENT OF THE SUBSCRIPTION PRICE OF ALL SUBSCRIPTION RIGHTS EXERCISED, INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT ON OR BEFORE THE EXPIRATION DATE. ONCE A HOLDER OF SUBSCRIPTION RIGHTS HAS EXERCISED THE BASIC SUBSCRIPTION PRIVILEGE AND/OR THE OVERSUBSCRIPTION PRIVILEGE, SUCH EXERCISE MAY NOT BE REVOKED.

         1. SUBSCRIPTION PRIVILEGES. To exercise Subscription Rights, complete your Subscription Certificate and send your properly completed and executed Subscription Certificate, together with payment in full of the Subscription Price for each ADS subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege, to the Subscription Agent. Delivery of the Subscription Certificate must be made by mail or by overnight delivery. FACSIMILE DELIVERY OF THE SUBSCRIPTION CERTIFICATE WILL NOT CONSTITUTE VALID DELIVERY. All payments must be made in United States dollars by personal check, certified or cashier's check or bank draft drawn upon a United States bank or United States postal money order payable to The Bank of New York, as Subscription Agent.


         ACCEPTANCE OF PAYMENTS. Payments will be deemed to have been received by the Subscription Agent only upon the (a) clearance of any uncertified check or (b) receipt by the Subscription Agent of any certified or cashier's check or bank draft drawn upon a United States bank or a United States postal money order. IF PAYING BY UNCERTIFIED PERSONAL CHECK, PLEASE NOTE THAT THE FUNDS PAID THEREBY MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR. ACCORDINGLY, HOLDERS OF SUBSCRIPTION RIGHTS WHO WISH TO PAY THE SUBSCRIPTION PRICE BY MEANS OF UNCERTIFIED PERSONAL CHECK ARE URGED TO MAKE PAYMENT SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO ENSURE THAT SUCH PAYMENT IS RECEIVED AND CLEARS BY SUCH DATE. YOU ARE URGED TO CONSIDER PAYMENT BY MEANS OF CERTIFIED OR CASHIER'S CHECK OR MONEY ORDER.


         CONTACTING THE SUBSCRIPTION AGENT. The address and telecopier numbers of the Subscription Agent are as follows:

             BY MAIL                                  BY HAND

      The Bank of New York                      The Bank of New York
 Tender and Exchange Department            Tender And Exchange Department
         P.O. Box 11248                   c/o The Depository Trust Company
      Church Street Station                       55 Water Street
     New York, NY 10286-1248                   Jenrette Park Entrance
                                              New York, New York 10041
      BY OVERNIGHT COURIER:                         BY FACSIMILE

      The Bank of New York                (For Eligible Institutions Only)
  Tender & Exchange Department                     (973) 247-4077
       385 Rifle Camp Road                 For Confirmation of Facsimile,
West Patterson, New Jersey 074241                    Telephone:
                                                   (973) 247-4076


         The Subscription Agent must receive the Subscription Certificate and payment of the estimated subscription price on or before the Expiration Date. DEPOSIT IN THE MAIL WILL NOT CONSTITUTE DELIVERY TO THE SUBSCRIPTION AGENT. The Subscription Agent has discretion to refuse to accept any improperly completed or unexecuted rights certificate.

         PARTIAL EXERCISES; EFFECT OF OVER- AND UNDERPAYMENTS. If you exercise less than all of the Subscription Rights evidenced by your Subscription Certificate, then the Subscription Agent will issue to you a new Subscription Certificate evidencing the unexercised Subscription Rights. However, if you choose to have a new Subscription Certificate sent to you, you may not receive any such new Subscription Certificate in sufficient time to permit exercise of the Subscription Rights evidenced thereby. If you have not indicated the number of Subscription Rights being exercised, or if the dollar amount you have forwarded is not sufficient to purchase (or exceeds the amount necessary to purchase) the number of shares subscribed for, you will be deemed to have exercised the Basic Subscription Privilege with respect to the maximum number of whole Subscription Rights which may be exercised for the Subscription Price payment delivered by you. To the extent that the Subscription Price payment delivered by you exceeds the product of the Subscription Price multiplied by the number of ADSs you may purchase pursuant to the Subscription Rights evidenced by the Subscription Certificates delivered by you (such excess being the "Subscription Excess"), you will be deemed to have exercised your Oversubscription Privilege to purchase, to the extent available, that number of ADSs equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price.


         2. DELIVERY OF STOCK CERTIFICATES, ETC. The following deliveries and payments to you will be made to the address shown on the face of your Subscription Certificate unless you provide instructions to the contrary on the back of your Subscription Certificate.


                  (a) BASIC SUBSCRIPTION PRIVILEGE. As soon as practicable after the valid exercise of Subscription Rights and the Expiration Date, the Subscription Agent will mail to each exercising Rights holder certificates representing ADSs purchased pursuant to the Basic Subscription Privilege.


                  (b) OVERSUBSCRIPTION PRIVILEGE. As soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Offering have been effected, the Subscription Agent will mail to each Rights holder who validly exercises the Oversubscription Privilege the number of ADSs allocated to such Rights holder pursuant to the Oversubscription Privilege. See "The Offering" in the Prospectus.


                  (c) EXCESS PAYMENTS. Promptly after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Offering have been effected, the Subscription Agent will mail to each Rights holder who exercises the Oversubscription Privilege any excess funds received (without interest or deduction) in payment of the Subscription Price for ADSs that are subscribed for but not allocated to such Rights holder pursuant to the Oversubscription Privilege.


         3. TO HAVE A SUBSCRIPTION CERTIFICATE DIVIDED INTO SMALLER DENOMINATIONS. To have a Subscription Certificate divided into smaller denominations, send your Subscription Certificate, together with complete separate instructions (including specification of the denominations into which you wish your Subscription Rights to be divided) signed by you, to the Subscription Agent, allowing a sufficient amount of time for the Subscription Certificates to be issued and returned so that they can be used prior to the Expiration Date. Alternatively, you may ask a bank or broker to effect such actions on your behalf. Your signature must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, if any of the new Subscription Certificates are to be issued in a name other than that in which the old Subscription Certificate was issued. Subscription Certificates may not be divided into Subscription Rights which have the right to purchase fractional ADSs, and any instruction to do so will be rejected. As a result of delays in the mail, the time of the transmittal, the necessary processing time and other factors, you may not receive such new Subscription Certificates in time to enable you to complete an exercise by the Expiration Date. Neither Tricom nor the Subscription Agent will be liable to you for any such delays.

         4.       EXECUTION.


                  (a) EXECUTION BY REGISTERED HOLDER. The signature on the Subscription Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Certificate without any alteration or change whatsoever. Persons who sign the Subscription Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority so to act.


                  (b) EXECUTION BY PERSON OTHER THAN REGISTERED HOLDER. If the Subscription Certificate is executed by a person other than the holder named on the face of the Subscription Certificate, proper evidence of authority of the person executing the Subscription Certificate must accompany the same unless the Subscription Agent, in its discretion, dispenses with proof of authority.


                  (c) SIGNATURE GUARANTEES. Your signature must be guaranteed by an Eligible Guarantor Institution if you wish a new Subscription Certificate(s) or the ADS Certificate to be issued in a name other than that in which the old Subscription Certificate was issued, or if you specify special payment or delivery instructions.


                  5. METHOD OF DELIVERY. The method of delivery of Subscription Certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Subscription Rights holder. If sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent prior to the Expiration Date.


                  6. SPECIAL PROVISIONS RELATING TO THE DELIVERY OF SUBSCRIPTION RIGHTS THROUGH DEPOSITORY FACILITY PARTICIPANTS. In the case of holders of Subscription Rights that are held of record through The Depositary Trust Company ("DTC"), exercises of the Basic Subscription Privilege and the Oversubscription Privilege may be effected by instructing DTC to transfer Subscription Rights from the DTC account of such holder to the DTC account of the Subscription Agent, together with payment of the Subscription Price for each ADS subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege.